UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019 (July 29, 2019)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into Material Definitive Agreement.

On July 29, 2019, in connection with its previously-announced convertible notes offering (the “Notes Offering”), Eagle Bulk Shipping Inc. (the “Company”) issued $114.12 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration or an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Indenture

The Notes were issued under an indenture (the “Indenture”), dated as of July 29, 2019, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Pursuant to the Indenture, the Notes bear interest at a rate of 5.00% per annum on the outstanding principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2020. The Notes may bear additional interest upon certain events, including the Company’s failure to comply with its reporting requirements or failure to remove the restrictive legend on the Notes. The Notes may also bear special interest if the Company fails to satisfy certain conditions in connection with its share lending arrangements, including its obligation to file promptly after the date of the original issuance of the Notes, and to seek to have declared effective no later than October 27, 2019, a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to 3,582,880 shares of its common stock, par value $0.01 per share (“Common Stock”), as further discussed below. The Notes will mature on August 1, 2024 (the “Maturity Date”), unless earlier repurchased, redeemed or converted pursuant to their terms.

If the Company becomes obligated to pay special interest, the Company may, on or after October 27, 2019 and prior to July 29, 2020, at its option, redeem for cash all (but not less than all) of the Notes at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus the applicable premium, as set forth in the Indenture. The Company may not otherwise redeem the Notes prior to the Maturity Date.

Each holder has the right to convert any portion of the Notes, provided such portion is of $1,000 or a multiple thereof, at any time prior to the close of business on the business day immediately preceding the Maturity Date. The initial conversion rate of the Notes is 178.1737 shares of the Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $5.61 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified corporate events, but will not be adjusted for any accrued and unpaid interest.

Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, to the holder. However, without first obtaining shareholder approval in accordance with the listing standards of the Nasdaq Global Select Market, the Company may not issue shares of Common Stock in excess of 19.9% of the Common Stock outstanding at the time the Notes were initially issued (after taking into consideration Common Stock that may be issued in connection with the purchase of six high-specification Ultramax bulk carriers pursuant to agreements entered into on July 10, 2019 and July 15, 2019).

If the Company undergoes a fundamental change (as defined in the Indenture), each holder may require the Company to repurchase all or part of their Notes for cash in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest. If, however, the holders instead elect to convert their Notes in connection with the fundamental change, then the Company will be required to increase the conversion rate of the Notes at a rate determined by a combination of the date the fundamental change occurs and the stock price of the Common Stock on such date.

The Notes are the general, unsecured senior obligations of the Company. They will rank: (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company.

The Indenture also provides for customary events of default which include, among other things: a failure to pay interest that continues for a period of 30 days; a failure to pay principal of any Note when due and payable (whether at stated maturity, upon any redemption, upon any required purchase, upon declaration of acceleration or otherwise); a failure to comply with the conversion obligations under the Notes and such failure continues for a period of five business days; a failure to comply with certain obligations in connection with a fundamental change; a failure to comply with any of obligations with respect to consolidation, merger and sale of assets of the Company; certain defaults of the Company or its significant subsidiaries with respect to certain indebtedness in excess of $10 million; a final legal judgement rendered against the Company or its significant subsidiaries which exceeds, in the aggregate, $10 million in damages; and certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its significant subsidiaries.

Generally, if an event of default occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Share Lending Agreements

In connection with the Notes Offering, certain persons (the “Selling Shareholders”) entered into an arrangement to borrow up to 3,582,880 shares of the Company’s Common Stock (the Initial Borrowed Shares”) through share lending arrangements (the “Initial Share Loans”) from Jefferies LLC (“Jefferies”), an initial purchaser in the Notes Offering, which in turn entered into an arrangement to borrow the shares from an entity (the “Initial Lender”) affiliated with Oaktree Capital Management, LP, one of the Company’s shareholders. The share loan is referred to as the “Initial Loan”.

The Company expects the Selling Shareholders to sell the Initial Borrowed Shares and use the resulting short position to establish their initial hedge with respect to their investments in the Notes. The Selling Shareholders may sell the Initial Borrowed Shares at various prices from time to time through Jefferies, which may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or from purchasers of Initial Borrowed Shares for whom Jefferies may act as agent.

The Selling Shareholders will receive all of the proceeds from the sale of the Initial Borrowed Shares and neither the Company nor the Initial Lender will receive any of those proceeds. In consideration for lending its shares under the Initial Loan, the Initial Lender will receive fees from Jefferies. The Company agreed with Jefferies to file promptly after the date of the original issuance of the Notes, and seek to have declared effective no later than 90 days after the date of the original issuance of the Notes, a registration statement with respect to 3,582,880 shares of Common Stock.

In connection with the foregoing, the Company also agreed with Jefferies Capital Services, LLC (the “JCS”), an affiliate of Jeffries, pursuant to a share lending agreement, dated July 29, 2019, to lend JCS (the “Replacement Loan”) up to 3,582,880 newly issued shares of Common Stock (the “Replacement Borrowed Shares”) and register for resale, as requested by the initial purchasers of the Notes at such time pursuant to such registration statement by certain holders of the Notes, as selling shareholders, for a period that will not be less than 30 consecutive trading days immediately following the effectiveness of the registration statement (the “Replacement Share Borrow Conditions”).

The Replacement Borrowed Shares may be offered by means of a prospectus supplement and accompanying prospectus, by the selling shareholders that would be named therein, which will borrow such Replacement Borrowed Shares through share lending arrangements (the “Replacement Share Loans”), from Jefferies, which will borrow the shares from JCS, which in turn will borrow the shares from the Company pursuant to the share lending agreement. The Replacement Borrowed Shares will be issued and outstanding for all purposes under Marshall Islands law. None of Jefferies, the other initial purchasers of the Notes, JCS or the Company will receive any proceeds of the offering or sale of the Replacement Borrowed Shares, except as described below. The Replacement Borrowed Shares are expected to be allocated to holders on a pro rata basis or under any other method as determined by the Company and/or Jefferies in the Company’s or its sole discretion. The Replacement Share Loans are expected to be available to holders of the Notes during a period following the satisfaction of the Replacement Share Borrow Conditions, and ending on or about the Maturity Date for the Notes, or, if earlier, on or about the date as of which all of the Notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain circumstances described below) (the “Replacement Loan Availability Period”).

The Replacement Loan will also terminate, and the shares borrowed under such Replacement Share Loans would need to be returned to the Company, upon the termination of the Replacement Loan Availability Period, as well as under the following circumstances:

•	JCS may terminate all or any portion of a loan at any time; and

•	JCS or the Company may terminate any or all of the outstanding loans upon a default by the other party under the Replacement Share Loans or the bankruptcy of JCS or the Company.
The holders of the Replacement Borrowed Shares will have the right to vote the shares on all matters submitted to a vote of the Company’s shareholders and the right to receive any dividends or other distributions that the Company may pay or make on its outstanding shares of Common Stock. However, under the Replacement Loan, the Company expects JCS:

•	to pay to the Company an amount equal to cash dividends, if any, that the Company pays on the shares borrowed under the Replacement Loan;

•
to pay or deliver, as the case may be, to the Company any other distribution, other than in a liquidation or a reorganization in bankruptcy, that the Company makes on the shares borrowed under the Replacement Loan; and

•
not to vote the shares borrowed under the Replacement Loan on any matter submitted to a vote of the Company’s shareholders, except in certain circumstances where such vote is required for quorum purposes.

The Company expects that the borrowers of the Replacement Borrowed Shares will sell such shares and use the resulting short position to replace any hedge position created in connection with the Initial Share Loans. The borrowers may effect such transactions by selling the Replacement Borrowed Shares at various prices from time to time through Jefferies, which may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or from purchasers of Replacement Borrowed Shares for whom Jefferies may act as agent. The Company will pay JCS a fee pursuant to the terms of the share lending agreement, and JCS will pay a nominal fee per borrowed share, equal to the par value of the Company’s Common Stock, to the Company under the Replacement Loan.

The existence of the Initial Loan, Initial Share Loans, Replacement Loan and Replacement Share Loans and any short sales of the Company’s Common Stock effected in connection with the entry into, or maintenance of, hedge positions of holders of the Notes, could cause the market price of the Company’s Common Stock to be lower over the term of the share lending agreements than it would have been if there were no such arrangements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated July 29, 2019, by and between Eagle Bulk Shipping Inc. and Deutsche Bank Trust Company Americas, as trustee
4.2	Form of Note representing the Company’s 5.00% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 2, 2019	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer